Exhibit 99.1

BearingPoint, Inc. Reports Second Quarter FY04 Results

Exceeds Revenue Targets; EPS of $0.08 Per Share

McLean, VA, August 5, 2004 – BearingPoint, Inc. (NYSE: BE) today reported revenue of $885.5 million for the second quarter ended June 30, 2004, an increase of $105.4 million, or 13.5%, over the quarter ended June 30, 2003. This increase in revenue was largely attributable to improved utilization of its global workforce and stabilizing economic conditions in most regions. The Company realized net income for the quarter ended June 30, 2004 of $15.2 million, or $0.08 per share, compared to net income of $10.3 million, or $0.05 per share, in the quarter ended June 30, 2003.

“We are seeing the benefits of the investments we made to build a global business as we continue to report strong revenue growth,” commented Rand Blazer, chairman and chief executive officer. “We have an experienced global workforce in place to capture and expand the opportunities presented by an improvement in IT spending. This has translated into revenue growth, net income gains and a better bottom line.”

“We made progress in reducing our reliance on subcontractors and improving our global utilization compared to the previous quarter,” noted Bob Falcone, executive vice president and chief financial officer. “Our overall margin improvement, combined with our revenue growth, is the basis for a more robust business model and positions us well for the future.”

Quarterly Business Results

The current quarter results include the following key performance items and other information.

•	Revenue for the quarter ended June 30, 2004 was $885.5 million, an increase of $105.4 million, or 13.5%, from revenue of $780.1 million for the three months ended June 30, 2003. This increase was mainly attributable to a $65.3 million increase in revenue within our North America operations and a $34.9 million increase in revenue within our international operations.

•	Utilization continued to improve on a consolidated basis, increasing to 67.6% for the quarter ended June 30, 2004 compared to 66.3% for the quarter ended June 30, 2003. Utilization for our international operations improved to 65.6% during the quarter ended June 30, 2004, up from 61.5% during the quarter ended June 30, 2003, while utilization for our North America operations was 71.1% for the same period.

•	During the second quarter of 2004, the Company recognized income before taxes of $35.0 million and provided for an income tax expense of $19.8 million, resulting in an effective tax rate for the quarter of 56.6%. Due to our high level of non-deductible travel-related expenses and unusable foreign tax losses and credits, our effective tax rate exceeds statutory rates. The Company anticipates an effective tax rate for 2004 of approximately 50%.

•	Cash from operations was $87 million for the quarter ended June 30, 2004.

•	Selling, general and administrative expenses were $151.9 million, an increase of $20.9 million, or 15.9%, compared to $131.0 million for the three months ended June 30, 2003. The increase occurred in non-engagement related areas such as information technology, audit and Sarbanes-Oxley compliance as well as direct costs such as sales commissions. Selling, general and administrative expenses as a percentage of revenue remained flat when compared to the three months ended June 30, 2003.

•	Amortization of purchased intangibles was $1.0 million; a decrease of $12.0 million compared to the three months ended June 30, 2003. Amortization of purchased intangibles decreased as the majority of the Company’s purchased intangible assets were fully amortized by August 2003.

Industry Business Unit Highlights

Key performance results for the Company’s major business segments include the following:

•	Public Services revenue for the second quarter of 2004 was $360.6 million, representing an increase of $77.4 million, or 27.3%, compared to the three months ended June 30, 2003. Continued strong growth in the Federal sector was partially offset by a slight decline experienced in the State, Local and Education sector.

•	Financial Services revenue for the quarter was $77.0 million, representing an increase of $16.1 million, or 26.4%, compared to the three months ended June 30, 2003. Strength in the Banking & Insurance sector resulted in the increased revenue.

•	Communications & Content revenue for the quarter was $57.6 million, representing a decrease of $17.6 million, or 23.4%, compared to the three months ended June 30, 2003. Completion of several large contracts since last year involving Section 271 testing was a primary contributor to this decline.

•	Consumer, Industrial and Technology revenue for the quarter was $105.7 million, a decrease of $10.5 million, or 9.1%, compared to the three months ended June 30, 2003. The decline in revenue is attributable to challenging market conditions, which have led to a decrease in technology spending and increased pricing pressures.

•	International revenue of $281.7 million during the quarter increased $34.9 million, or 14.2%, over the three months ended June 30, 2003. The Company benefited this quarter from growth in the EMEA and Asia Pacific regions, with revenue increasing from the prior year’s quarter for the EMEA region by $25.2 million, or 18.1%, and for the Asia Pacific region by $16.4 million, or 20.0%. These increases were offset by a decrease in the Latin America region of $6.6 million, or 25.2%.

Year to Date Business Results

The current quarter results include the following key performance items and other information.

•	Revenue for the six months ended June 30, 2004 was $1,746.5 million, an increase of $147.5 million, or 9.2%, from revenue of $1,599.0 million for the six months ended June 30, 2003. This increase was primarily attributable to a $97.1 million increase in revenue within our North America operations and a $43.8 million increase in revenue within our international operations.

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•	Utilization continued to improve on a consolidated basis, increasing to 66.9% for the six months ended June 30, 2004 compared to 65.0% for the six months ended June 30, 2003. Utilization for our North America operations was 71.2% during the six months ended June 30, 2004, while utilization for our international operations was 62.6% for the six months ended June 30, 2004.

•	During the six months ended June 30, 2004, the Company recognized income before taxes of $45.1 million and provided for an income tax expense of $27.7 million, resulting in an effective tax rate for the period of 61.5%.

As announced in the Company’s press release dated July 6, 2004, a teleconference will be held today at 8:00 a.m. EDT to discuss the results of the second quarter. To participate in the call, please dial (888) 791-4793, passcode: 0805; International callers should dial (484) 630-1730, passcode: 0805. A rebroadcast will be available approximately two hours after the end of the call until Friday, August 20, 2004. To access the rebroadcast, dial (800) 685-1235 and International callers should dial (402) 998-1684.

This teleconference can be accessed in a listen only mode from the Company’s website at www.bearingpoint.com. Online replay, available approximately two hours after the end of the call, and all written materials associated with this call will be available until Friday, August 20, 2004.

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About BearingPoint, Inc.

BearingPoint, Inc. (NYSE:BE), is one of the world’s largest business consulting, systems integration and managed services firms serving Global 2000 companies, medium-sized businesses, government agencies and other organizations. We provide business and technology strategy, systems design, architecture, applications implementation, network infrastructure, systems integration and managed services. Our service offerings are designed to help our clients generate revenue, reduce costs and access the information necessary to operate their business on a timely basis. Based in McLean, Va., BearingPoint has been named by Fortune as one of America’s Most Admired Companies in the computer and data services sector. For more information, visit the Company’s website at www.BearingPoint.com.

This press release may contain forward-looking statements relating to our operations that are based on our current expectations, estimates and projections. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These statements include, but are not limited to, statements regarding the following: whether our cost saving initiatives and restructuring actions will allow us to improve our financial performance going forward and our ability to position the Company to conform to the current global economic environment. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Our actual results may differ from the forward-looking statements for many reasons, including: any continuation of the global economic downturn and challenging economic conditions; the business decisions of our clients regarding the use of our services; the timing of projects and their termination; the availability of surety bonds, letters of credit or bank guarantees supporting client engagements, the impact of rating agency actions, the availability of talented professionals to provide our services; the pace of technological change; the strength of our joint marketing relationships; the actions of our competitors; unexpected difficulties associated with the Company’s asset acquisitions, group hires and the acquisition of BearingPoint GmbH, including rationalization of assets and personnel and managing or integrating these acquisitions of assets, personnel or businesses; changes in spending policies or budget priorities of the U.S. Government, particularly the Department of Defense, in light of the large U.S. budget deficit; and our inability to use losses in some of our foreign subsidiaries to offset earnings in the U.S. In addition, these statements could be affected by domestic and international economic and political conditions. For a more detailed discussion of these factors, see Exhibit 99.1 in our Report on Form 10-Q for the quarter ended March 31, 2004.

For Media:	For Investors:
John Schneidawind	Deborah Mandeville
BearingPoint, Inc.	BearingPoint, Inc.
john.schneidawind@bearingpoint.com	dmandeville@bearingpoint.net
(703) 747-5853	(508) 549-5207

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STATEMENTS OF OPERATIONS – QUARTERLY

US dollars in thousands, except share and per share data	Three Months Ended June 30, 2004			Three Months Ended June 30, 2003

Revenue		$885,500	100.0%		$780,135	100.0%

Costs of Service:
Professional Compensation		367,445	41.5		354,000	45.4
Other Direct Contract Expenses		253,301	28.6		186,956	24.0
Lease and Facilities Charge		8,379	0.9		9,715	1.2
Other Costs of Service		63,733	7.2		57,175	7.3

Total Costs of Service		692,858	78.2		607,846	77.9

Gross Profit		192,642	21.8		172,289	22.1

Amortization of Purchased Intangible Assets		1,003	0.1		12,972	1.7
Selling, General & Administrative		151,856	17.1		130,990	16.8

Operating Income		39,783	4.5		28,327	3.6
Interest Income / (Expense), Net		(3,949)	(0.4)		(3,553)	(0.5)
Other Income / (Expense), Net		(825)	(0.1)		(1,224)	(0.2)

Income Before Taxes		35,009	4.0		23,550	3.0
Income Tax Expense		19,828	2.2		13,244	1.7

Net Income		$15,181	1.7		$10,306	1.3

Earnings Per Share – Basic and Diluted:
Net Income		$0.08			$0.05

Common Shares Outstanding:
Weighted Average – Diluted	1	98,710,662		1	91,537,354
Period End	1	96,434,731		1	91,663,142

GLOBAL PERFORMANCE METRICS
Utilization Rate		68%			66%
Efficiency Rate		70%			69%
Gross Billing Rate		$185			$177
Net Billing Rate		$132			$134
Days Sales Outstanding		80			60
Average Billable Headcount		13,704			13,301
Total Headcount (Period End)		15,995			15,357

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STATEMENTS OF OPERATIONS – YEAR TO DATE

US dollars in thousands, except share and per share data	Six Months Ended June 30, 2004		Six Months Ended June 30, 2003

Revenue	$1,746,541	100.0%	$1,599,005	100.0%

Costs of Service:
Professional Compensation	743,187	42.6	733,682	45.9
Other Direct Contract Expenses	514,040	29.4	379,554	23.7
Lease and Facilities Charge	11,951	0.7	15,327	1.0
Other Costs of Service	130,691	7.5	123,505	7.7

Total Costs of Service	1,399,869	80.2	1,252,068	78.3

Gross Margin	346,672	19.8	346,937	21.7
Amortization of Purchased Intangible Assets	2,098	0.1	25,368	1.6
Selling, General & Administrative	289,786	16.6	272,516	17.0

Operating Income	54,788	3.1	49,053	3.1
Interest Income / (Expense), Net	(8,153)	(0.5)	(8,135)	(0.5)
Other Income / (Expense), Net	(1,575)	(0.1)	(2,656)	(0.2)

Income Before Taxes	45,060	2.6	38,262	2.4
Income Tax Expense	27,726	1.6	23,815	1.5

Income Before Cumulative Effect of Change in Accounting Principle	17,334	1.0	14,447	0.9

Cumulative Effect of Change in Accounting Principle	(529)	0.0	—	—

Net Income	$16,805	1.0	$14,447	0.9

Earnings Per Share:
Income Before Cumulative Effect of Change in Accounting Principle – Basic and Diluted	$0.09		$0.08
Cumulative Effect of Change in Accounting Principle – Basic and Diluted	—		—

Net Income – Basic	$0.09		$0.08

Net Income – Diluted	$0.08		$0.08

Common Shares Outstanding:
Weighted Average – Diluted	198,867,496		190,885,268
Period End	196,434,731		191,663,142

GLOBAL PERFORMANCE METRICS
Utilization Rate	67%		65%
Efficiency Rate	70%		68%
Gross Billing Rate	$188		$182
Net Billing Rate	$133		$139
Days Sales Outstanding	80		60
Average Billable Headcount	13,655		13,622
Total Headcount (Period End)	15,995		15,357

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BALANCE SHEETS

US dollars in thousands	June 30, 2004	December 31, 2003

ASSETS

Current Assets:
Cash and Cash Equivalents	$139,272	$122,723
Accounts Receivable, Net	326,741	357,620
Unbilled Revenue	453,988	293,559
Deferred Income Taxes	43,121	35,291
Prepaid Expenses and Other Current Assets	74,739	53,088

Total Current Assets	1,037,861	862,281

Property and Equipment, Net	200,221	203,341
Goodwill	949,242	981,222
Other Intangible Assets, Net	5,233	8,156
Deferred Income Taxes, Less Current Portion	67,304	50,539
Other Assets	23,501	23,908

Total Assets	$2,283,362	$2,129,447

LIABILITIES AND EQUITY

Current Liabilities:
Current Portion of Notes Payable	$47,228	$9,345
Accounts Payable	312,767	200,521
Accrued Payroll and Employee Benefits	169,387	175,830
Deferred Revenue	59,125	72,473
Income Tax Payable	46,089	21,082
Current Portion of Accrued Lease and Facilities Charge	24,316	22,048
Deferred Income Taxes	11,104	4,268
Other Current Liabilities	119,989	123,829

Total Current Liabilities	790,005	629,396

Notes Payable, Less Current Portion	230,054	238,883
Accrued Employee Benefits	65,025	62,821
Accrued Lease and Facilities Charge, Less Current Portion	31,918	33,465
Deferred Income Taxes, Less Current Portion	6,205	4,549
Other Liabilities	30,746	28,675

Total Liabilities	1,153,953	997,789

Total Equity	1,129,409	1,131,658

Total Liabilities and Equity	$2,283,362	$2,129,447

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STATEMENTS OF OPERATIONS – CONSECUTIVE QUARTERLY RESULTS

US dollars in thousands, except share and per share data	Qtr Ended June 30, 2004		Qtr Ended Mar. 31, 2004		Qtr Ended Dec. 31, 2003		Qtr Ended Sept. 30, 2003		Qtr Ended June 30, 2003
Revenue		$885,500		$861,041		$811,473		$742,958		$780,135

Costs of Service:
Professional Compensation		367,445		375,742		342,397		347,373		354,000
Other Direct Contract Expenses		253,301		260,739		237,710		182,734		186,956
Lease and Facilities Charge		8,379		3,572		2,483		59,203		9,715
Other Costs of Service		63,733		66,958		63,102		66,405		57,175

Total Costs of Service		692,858		707,011		645,692		655,715		607,846

Gross Profit		192,642		154,030		165,781		87,243		172,289
Amortization of Purchased Intangible Assets		1,003		1,095		2,545		8,106		12,972
Goodwill Impairment Charge		—		—		127,326		—		—
Selling, General & Administrative		151,856		137,930		144,347		129,428		130,990

Operating Income (Loss)		39,783		15,005		(108,437)		(50,291)		28,327
Interest Income / (Expense), Net		(3,949)		(4,204)		(4,438)		(2,149)		(3,553)
Other Income/ (Expense), Net		(825)		(750)		2,005		374		(1,224)

Income (Loss) Before Taxes		35,009		10,051		(110,870)		(52,066)		23,550
Income Tax Expense (Benefit)		19,828		7,898		15,713		(12,882)		13,244

Income (Loss) Before Cumulative Effect of Change in Accounting Principle		15,181		2,153		(126,583)		(39,184)		10,306
Cumulative Effect of Change in Accounting Principle		—		(529)		—		—		—

Net Income (Loss)		$15,181		$1,624		$(126,583)		$(39,184)		$10,306

Earnings (Loss) Per Share – Basic and Diluted:
Income (Loss) Before Cumulative Effect of Change in Accounting Principle		$0.08		$0.01		$(0.65)		$(0.20)		$0.05
Cumulative Effect of Change in Accounting Principle		—		—		—		—		—

Net Income (Loss)		$0.08		$0.01		$(0.65)		$(0.20)		$0.05

Common Shares Outstanding:
Weighted Average – Diluted	1	98,710,662	1	98,203,736	1	94,071,874	1	93,093,913	1	91,537,354
Period End	1	96,434,731	1	96,395,150	1	94,483,114	1	94,446,144	1	91,663,142

GLOBAL PERFORMANCE METRICS
Utilization Rate		68%		66%		64%		62%		66%
Efficiency Rate		70%		69%		70%		66%		69%
Gross Billing Rate		$185		$192		$193		$179		$177
Net Billing Rate		$132		$134		$136		$135		$134
Days Sales Outstanding		80		74		67		63		60
Average Billable Headcount		13,704		13,271		12,924		12,872		13,301
Total Headcount (Period End)		15,995		15,572		15,013		14,931		15,357

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BearingPoint

INDUSTRY RESULTS

U.S. dollars in thousands	Public Services	Communi- cations & Content	Financial Services	CIT	EMEA	Asia Pacific	Latin America	Corporate/ Other	Total
Quarter Ended June 30, 2004
Revenue	$360,563	$57,616	$76,979	$105,696	$163,898	$98,130	$19,658	$2,960	$885,500
Other Direct Contract Expenses	135,258	13,518	10,718	24,685	31,320	29,176	4,500	4,126	253,301
Costs of Service	126,451	32,376	40,736	55,707	98,983	42,417	10,714	32,173	439,557

Gross Profit	$98,854	$11,722	$25,525	$25,304	$33,595	$26,537	$4,444	$(33,339)	$192,642

Quarter Ended Mar. 31, 2004
Revenue	$353,403	$60,394	$67,232	$111,754	$153,934	$91,637	$20,950	$1,737	$861,041
Other Direct Contract Expenses	137,237	15,368	15,133	30,896	29,068	27,493	4,840	704	260,739
Costs of Service	118,675	34,326	36,849	56,662	107,796	44,030	12,050	35,884	446,272

Gross Profit	$97,491	$10,700	$15,250	$24,196	$17,070	$20,114	$4,060	$(34,851)	$154,030

Quarter Ended Dec. 31, 2003
Revenue	$303,553	$77,206	$60,103	$108,166	$152,481	$82,781	$25,138	$2,045	$811,473
Other Direct Contract Expenses	108,921	18,653	12,092	34,413	35,581	21,807	7,090	(847)	237,710
Costs of Service	102,496	39,055	31,222	45,413	96,177	43,446	12,431	37,742	407,982

Gross Profit	$92,136	$19,498	$16,789	$28,340	$20,723	$17,528	$5,617	$(34,850)	$165,781

Quarter Ended Sept. 30, 2003
Revenue	$271,473	$63,254	$60,561	$107,427	$136,815	$80,505	$21,929	$994	$742,958
Other Direct Contract Expenses	81,086	12,007	10,581	27,058	25,987	19,398	6,995	(378)	182,734
Costs of Service	104,872	35,035	31,751	58,960	96,590	41,239	11,305	93,229	472,981

Gross Profit	$85,515	$16,212	$18,229	$21,409	$14,238	$19,868	$3,629	$(91,857)	$87,243

Quarter Ended June 30, 2003
Revenue	$283,163	$75,246	$60,912	$116,217	$138,721	$81,745	$26,283	$(2,152)	$780,135
Other Direct Contract Expenses	84,846	14,985	11,077	26,592	20,236	24,034	6,922	(1,736)	186,956
Costs of Service	110,360	36,346	30,628	56,151	97,271	41,528	10,892	37,714	420,890

Gross Profit	$87,957	$23,915	$19,207	$33,474	$21,214	$16,183	$8,469	$(38,130)	$172,289

Note: Prior quarters have been reclassified to conform with current presentation.

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Selected Definitions

Revenue includes all amounts that are billed or billable to clients, including other direct contract expenses. Revenue is generally recognized on a time and materials or percentage-of-completion basis, depending upon the type of contract with the customer. Revenue related to time and material contracts are recognized in the period in which services are performed. Revenue related to fixed price contracts are recognized based upon costs to the client incurred as a percentage of total estimated costs to the client. The cumulative impact of any revisions in estimated total revenue and direct contract costs are recognized in the period they become known.

Other Direct Contract Expenses include costs directly attributable to client engagements. These costs include items such as computer hardware and software, travel expenses for professional personnel and costs associated with subcontractors.

Other Costs of Service primarily consist of the costs attributable to the support and maintenance of the professional staff, bad debt expense relating to accounts receivable and other costs attributable to the servicing of our client base. These costs include occupancy costs related to office space utilized by professional staff, the costs of training and recruiting professional staff and costs associated with professional support personnel.

Selling, General and Administrative expenses include organic expenses such as marketing, costs for information systems, finance and accounting, human resources, sales commissions and business development expenses. In addition, BearingPoint has entered into a transition services agreement and an outsourcing agreement with KPMG LLP, whereby the Company receives and is charged for certain shared services.

Utilization Rate represents total hours charged directly to engagements divided by total hours in a specific time period. Personnel included in this calculation are services, sales force and solutions employees. Infrastructure personnel are excluded from this calculation.

Efficiency Rate represents total hours charged directly to engagements divided by available hours. Available hours exclude vacation, holiday and personal time in a specific time period. Personnel included in this ratio are the same as those mentioned in the utilization rate definition.

Days Sales Outstanding (DSO) represents the trailing twelve months revenue divided by 365 days. The resulting figure represents the average day’s sales, which is divided into the consolidated accounts receivables and unbilled revenue balances to arrive at DSO at a point in time.

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